UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 17, 2019

CTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)

4925 Indiana Avenue
Lisle, IL	60532
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (630) 577-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act ( 17 CFR 240. l 4d2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 16, 2019. At the Annual Meeting, all proposals were approved. The proposals below are described in more detail in the Company’s definitive proxy statement filed April 4, 2019 for the Annual Meeting. The final results were as follows:

PROPOSAL 1 - Election of seven directors until the next annual meeting of shareholders:

DIRECTOR NOMINEE	NUMBER OF VOTES FOR	PERCENTAGE OF VOTES FOR	NUMBER OF VOTES WITHHELD	PERCENTAGE OF VOTES WITHHELD
Patrica K. Collawn	29,017,982	98.64%	399,126	1.36%
Gordon Hunter	29,328,222	99.70%	88,886	0.30%
William S. Johnson	29,244,627	99.41%	172,481	0.59%
Diana M. Murphy	29,241,142	99.40%	175,966	0.60%
Kieran O'Sullivan	28,837,045	98.03%	580,063	1.97%
Robert A. Profusek	29,144,566	99.07%	272,542	0.93%
Alfonso G. Zulueta	29,332,145	99.71%	84,963	0.29%

PROPOSAL 2 - Approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the Proxy Statement:

NUMBER OF VOTES FOR	PERCENTAGE OF VOTES FOR	NUMBER OF VOTES AGAINST	PERCENTAGE OF VOTES AGAINST
28,731,756	97.90%	616,877	2.10%

PROPOSAL 3 - Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ended December 31, 2019:

NUMBER OF VOTES FOR	PERCENTAGE OF VOTES FOR	NUMBER OF VOTES AGAINST	PERCENTAGE OF VOTES AGAINST
30,168,761	99.40%	180,894	0.60%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

Date: May 17, 2019	By:	/s/ Luis F. Machado
Luis F. Machado
Vice President, General Counsel, and Secretary